UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):    June 14, 2021

CONTANGO ORE, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-35770	27-3431051
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3700 Buffalo Speedway, Suite 925 Houston, Texas		77098
(Address of principal executive offices)		(Zip Code)

Registrant’s Telephone Number, including area code:  (713) 877-1311

                                      Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01 per share	CTGO	OTCQB

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.  Entry into a Material Definitive Agreement.

Purchase Agreements

 Contango ORE, Inc. (the “Company”) entered into Stock Purchase Agreements dated as of June 14, and June 17, 2021 (the “Purchase Agreements”) for the sale of an aggregate of 523,809 shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”) at a purchase price of $21.00 per share of Common Stock, in a private placement (the “Private Placement”) to certain accredited investors (the “Purchasers”). The Purchase Agreements include customary representations, warranties, and covenants by the Purchasers and the Company, and an indemnity from the Company in favor of the Purchasers.

The Private Placement closed on June 17 and 18, 2021. The Private Placement resulted in approximately $11.0 million of gross proceeds and approximately $10.9 million of net proceeds to the Company. The Company will use the net proceeds from the Private Placement to fund its exploration and development program and for general corporate purposes.

The shares sold in the Private Placement were issued in reliance on an exemption from registration under the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) thereof. The bases for the availability of this exemption include the facts that the issuance was a private transaction which did not involve a public offering and the shares were offered and sold to a limited number of purchasers.

Copies of the Purchase Agreements are filed as Exhibit 10.1 and Exhibit 10.2 to this Current Report on Form 8-K and are incorporated by reference herein. The description of the Purchase Agreements in this Current Report on Form 8-K is a summary and is qualified in its entirety by reference to the complete text of the Purchase Agreements.

Registration Rights Agreement

Pursuant to a Registration Rights Agreement dated as of June 17, 2021 (the “Registration Rights Agreement”), by and among the Company and one of the Purchasers, the Company agreed to file up to one registration statement with the Securities and Exchange Commission upon demand from the Purchaser at any time after December 31, 2021, but before three years after the Private Placement, in order to register the resale of the shares of Common Stock. The Registration Rights Agreement also granted certain piggyback rights to the purchaser.  Further, the Registration Rights Agreement provides a preemptive right for the Purchaser to acquire its proportionate share of securities offered in certain offerings by the Company on the terms set by the Company in those offerings.  The preemptive rights expire when the purchaser and its affiliates hold less than 5% of the outstanding Common Stock Equivalents (as defined in the Registration Rights Agreement).

A copy of the Registration Rights Agreement is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated by reference herein. The description of the Registration Rights Agreement in this Current Report on Form 8-K is a summary and is qualified in its entirety by reference to the complete text of the Registration Rights Agreement.

Relationships

Rick Van Nieuwenhuyse, the Company’s President and Chief Executive Officer, purchased 47,619 shares of Common Stock, for a purchase price of approximately $1,000,000, in the Private Placement pursuant to a Purchase Agreement dated June 17, 2021, on the same terms and conditions as all other purchasers, except that Mr. Nieuwenhuyse did not receive any of the rights under the Registration Rights Agreement.  The Private Placement to Mr. Nieuwenhuyse closed on June 18, 2021.

Item 3.02.  Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 above under the heading “Purchase Agreements” regarding the issuance by the Company of an aggregate of 523,809 shares of Common Stock to the Purchasers as contemplated by the Purchase Agreements is incorporated herein by reference.

Item 7.01.  Regulation FD Disclosure.

On June 21, 2021, the Company issued a press release relating to the transactions described in this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. The information included herein and in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
4.1	Registration Rights Agreement dated as of June 17, 2021, by and between the Company and the Purchaser named therein.
10.1*	Stock Purchase Agreement dated as of June 14, 2021, by and between the Company and the Purchaser named therein.
10.2*	Stock Purchase Agreement dated as of June 17, 2021, by and between the Company and the Purchaser named therein.
99.1	Press Release dated June 21, 2021.

*            Exhibits and schedules omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted exhibit or schedule will be furnished supplementally to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONTANGO ORE, INC.

By: /s/ Leah Gaines
Leah Gaines
Vice President, Chief Financial Officer, Chief Accounting Officer,
Treasurer and Secretary

Dated: June 21, 2021